--------------------------------------------------------------------------------
                                                                     Exhibit 4.6
                                                                     -----------



                        FIRST CONSUMERS NATIONAL BANK,

                             Seller and Servicer,

                                      and

                             THE BANK OF NEW YORK,

                                    Trustee

                 on behalf of the Collateral Certificateholder

--------------------------------------------------------------------------------

                         COLLATERAL SERIES SUPPLEMENT

                           Dated as of March 1, 2001

                                      to

             AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                         Dated as of February 1, 1999

--------------------------------------------------------------------------------


                         FIRST CONSUMERS MASTER TRUST



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                      Page
     SECTION 1.   Designation........................................................    1

     SECTION 2.   Definitions........................................................    2

     SECTION 3.   Reassignment and Transfer Terms....................................    3

     SECTION 4.   Delivery and Payment for the Collateral Certificates...............    3

     SECTION 5.   Form of Delivery of Collateral Certificates........................    3

     SECTION 6.   Article IV of Agreement............................................    4

     SECTION 7.   Series Pay Out Events and Events of Default; Servicer Defaults.....    4

     SECTION 8.   Successors and Assigns.............................................    5

     SECTION 9.   Modification to and Ratification of Agreement......................    5

     SECTION 10.  Counterparts.......................................................    5

     SECTION 11.  Governing Law......................................................    5


EXHIBITS

Exhibit A    Form of Collateral Certificate

          COLLATERAL SERIES SUPPLEMENT dated as of March 1, 2001 (this "Series Supplement"), among First Consumers National Bank, a national banking association, as Seller and Servicer, and The Bank of New York (as successor-in-interest to the corporate trust administration of Harris Trust and Savings
Bank), as Trustee under the Amended and Restated Pooling and Servicing Agreement dated as of February 1, 1999 among Seller, the Servicer and the Trustee (the "Agreement").

          Section 6.12 of the Agreement provides, among other things, that Seller and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by Seller to the Trustee for execution and authentication of one or more Series of Investor Certificates.

          Pursuant to this Series Supplement, Seller shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof and add and amend certain provisions of the Agreement.

          SECTION 1.  Designation. There is hereby created a Series of Investor
                      -----------
Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Collateral Certificates." The Collateral Certificates will be transferred by the Seller to First Consumers Credit Card Master Note Trust (the "Note Trust") pursuant to a Transfer and Servicing Agreement dated as of March 1, 2001 among the Seller, the Servicer and First Consumers Credit Card Master Note Trust. The Note Trust will pledge the Collateral Certificates as collateral for one or more series of notes (each, a "Note Series") to be issued by the Note Trust pursuant to a Master Indenture dated as of March 1, 2001 between First Consumers Credit Card Master Note Trust, and The Bank of New York, as indenture trustee, and one or more supplements to the Master Indenture (each, an "Indenture Supplement" and, together with the Master Indenture referred to above, the "Indenture"). The portions of the Collateral Certificates primarily securing each Note Series shall be treated as separate Series (each, a "Collateral Series") under the Agreement and this Series Supplement. Certain terms pertaining to each Collateral Series will be defined in the applicable Indenture Supplements (but are hereby incorporated by reference into this Series Supplement). Unless and until the Trust has been terminated as permitted by
Section 3(b) of this Series Supplement: (a) each Indenture Supplement executed and delivered by the Note Trust shall be deemed to supplement this Series Supplement; (b) a new Collateral Series shall be deemed to be issued upon the issuance of each Note Series and shall have the same designation (e.g., Series 2001-A) as the related Note Series; (c) the amounts payable as interest and principal on such Collateral Series shall equal the aggregate of the amounts payable on the related Note Series and shall be payable at the times and in the amounts specified for such Note Series, (d) all amounts available and applied as credit enhancement with respect to such Note Series shall be deemed to be available and applied as credit enhancement with respect to such Collateral Series; (e) all amounts payable to the Seller pursuant to the related Indenture Supplement shall be deemed to be payable to the Seller pursuant to this Series Supplement; and (f) the conditions defined in Section 6.12 of the Agreement for issuance of new Series must be satisfied in connection with each issuance of a Note Series;

provided, however, that the Opinion of Counsel required in clause (D) of the
--------  -------
sixth sentence of Section 6.12(b) shall not be required to include the opinion in subclause (4) of such clause (D) to the effect that the Collateral Certificate established pursuant to this Series Supplement will be properly characterized as debt.

          SECTION 2.     Definitions. If any term or provision contained herein
                         -----------
shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Agreement, as amended or supplemented by this Series Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are used herein as defined in the Agreement. Each capitalized term defined herein shall relate only to the Collateral Certificates and no other Series of Certificates issued by the Trust.

     "Base Rate" is defined for each Collateral Series in the related Indenture Supplement.

     "Certificate" means a Collateral Certificate.

     "Certificateholder" means the holder of record of any Certificate.

     "Certificate Rate" means, for any Collateral Series, the average of the interest rates applicable to the notes in the related Note Series, weighted by the outstanding principal amount of the applicable classes of notes.

     "Closing Date" means, for any Collateral Series, the "Closing Date" for the related Note Series, as defined in the related Indenture Supplement.

     "Collateral Certificates" is defined in Section 1 of this Series
Supplement.

     "Collateral Series" is defined in Section 1 of this Series Supplement.

     "Enhancement Provider" if applicable to any Collateral Series will be the "Enhancement Provider" defined in the related Indenture Supplement.

     "Finance Charge Shortfall" means, for any Collateral Series, the Finance Charge Shortfall for the related Note Series, as defined in the related Indenture Supplement.

     "Indenture" is defined in Section 1 of this Series Supplement.

     "Indenture Supplement" is defined in Section 1 of this Series Supplement.

     "Initial Investor Amount" means, for any Collateral Series, the "Initial Collateral Amount" of the related Note Series, as defined in the related Indenture Supplement.

     "Investor Amount" means, for any Collateral Series, the "Collateral Amount" of the related Note Series, as defined in the related Indenture Supplement.

     "Minimum Seller Percentage" is defined for each Collateral Series in the related Indenture Supplement.

     "Net Recoveries" means, for any Collateral Series, with respect to any Monthly Period, the excess, if any, of Recoveries collected during such Monthly Period over the aggregate amount of Principal Receivables in Defaulted Accounts charged off during such Monthly Period.

     "Note Series" is defined in Section 1 of this Series Supplement.

     "Note Trust" is defined in Section 1 of this Series Supplement.

     "Principal Shortfall" means, for any Collateral Series, the Principal Shortfall for the related Note Series, as defined in the related Indenture Supplement.

     "Rating Agency" means, for any Collateral Series, the rating agencies for the related Note Series, as defined in the related Indenture Supplement.

     "Series Accounts" means, for any Collateral Series, any bank accounts established for the benefit of the related Note Series, as defined in the related Indenture Supplement.

     "Series Servicing Fee Percentage" is defined for each Collateral Series in the related Indenture Supplement.

     "Series Termination Date" means, for any Collateral Series, the final maturity date for the related Note Series defined in the related Indenture Supplement.

          SECTION 3. Reassignment and Transfer Terms.
                     -------------------------------

          (a) If the Servicer purchases, redeems or prepays any Note Series pursuant to a clean-up call under the related Indenture Supplement, then the related Collateral Series shall be deemed to have been retired.

          (b) Once each Series of Certificates issued under the Agreement has been retired, other than the Collateral Series and any other Series the requisite holders of which have consented to the following transactions, the holder of the Seller Interest shall have the option to transfer the Seller Interest to the Note Trust, upon which transfer the Trust shall terminate, and all of the Trust Assets shall be distributed to the Note Trust, as holder of all of the beneficial interests in the Trust.

          SECTION 4.   Delivery and Payment for the Collateral Certificates.
                       ----------------------------------------------------
The Trustee shall deliver the Collateral Certificates when authenticated in accordance with Section 6.2.

          SECTION 5.   Form of Delivery of Collateral Certificates.
                       -------------------------------------------

          (1) The Collateral Certificates shall be delivered as Definitive Certificates.

          (2) For purposes of voting with respect to any consent or other matter under the Agreement or this Series Supplement, each class of notes included in any Note Series shall be deemed to be a Class of Certificates in the related Collateral Series, and the provisions for voting by beneficial owners of such notes specified in the Indenture shall apply mutatis mutandis to voting under the Agreement and this Series Supplement.

          SECTION 6.   Article IV of Agreement.  (a)  Sections 4.1, 4.2 and
                       -----------------------
4.3 of the Agreement shall read in their entirety as provided in the Agreement; provided that notwithstanding anything to the contrary in the third sentence of
--------
Section 4.2(e), unless otherwise specified in an Indenture Supplement, on each Distribution Date, a portion of interest and investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account and the Excess Funding Account shall be allocated to each Collateral Series based on the Investor Percentage with respect to Finance Charge Receivables for such Series and deposited in the Finance Charge Subaccount for that Series. The remainder of Article IV of the Agreement shall read in its entirety as follows and shall be applicable only to the Collateral Certificates:

                                  ARTICLE IV

                       RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

          Section 4.1A Rights of Investor Certificateholders.  The Collateral
                       -------------------------------------
Certificates shall represent Undivided Interests in the Trust, consisting of the right to receive (a) the related Allocation Percentage (as defined in the related Indenture Supplement) of Collections, (b) funds on deposit in the Collection Account and the Excess Funding Account allocable to the Collateral Certificates and (c) Shared Principal Collections allocated to the Collateral Certificates in accordance with subsection 4.3(g). Unless otherwise specified in the related Indenture Supplement, each Collateral Series shall consist of a single Class and shall not be senior or subordinated to any other Series. The Seller Interest shall represent the ownership interest in the Trust Assets not allocated to the Collateral Certificates or any other Series outstanding; provided, however, the ownership interest represented by the Seller Interest and
--------  -------
any other Series outstanding shall not represent any interest in the Collection Account or any other Series Account, except as specifically provided in this
Article IV.
----------

     Section 4.4    Allocations.    The Servicer shall, prior to the close of
                    -----------
business on the day any Collections are deposited in the Collection Account, allocate from the Collection Account to the Collateral Series related to each Note Series the amounts specified in the related Indenture Supplement, which shall be deposited or otherwise applied as provided in such Indenture Supplement.

          SECTION 7.     Series Pay Out Events and Events of Default; Servicer
                         -----------------------------------------------------
Defaults. The Series Pay Out Events applicable to each Collateral Series shall
--------
be the Series Pay Out Events specified in the related Indenture Supplement, as well as the Trust Pay Out Events specified in the Indenture. In addition, each Note Series will have the benefit of applicable "Events of Default," as defined in the Indenture. Upon the occurrence of an applicable Event of Default, the Indenture Trustee shall have the right to foreclose upon a portion of the Receivables, as defined (and subject to the limitations stated) in the Indenture notwithstanding the continuing existence of the Trust. In addition, each Servicer Default specified in the Master Indenture shall be an additional Servicer Default for purposes of each Collateral Series.

          SECTION 8.     Successors and Assigns.  This Series Supplement shall
                         ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 9.     Modification to and Ratification of Agreement.  For
                         ---------------------------------------------
purposes of this Supplement and each Collateral Series:

     (a) Section 2.6(a) shall be deemed to read as follows:

          "(a) If either (i) on any Record Date, the Aggregate Principal Balance
               is less than the Minimum Aggregate Principal Balance, or (ii) on any day the Aggregate Principal Balance is less than the greater of (A) the sum of the Aggregate Investor Amount, plus the Minimum Seller Amount, in each case as of such date and (B) the sum of the numerators used to determine the Investor Percentages for Principal Collections for all Series outstanding on such date, either Seller or Servicer (whichever shall first become aware of the same) promptly shall give the Trustee written notice thereof, and as soon as practicable (but in no event later than 10 days thereafter) Seller shall designate additional Eligible Accounts ("Additional Accounts") to be included as Accounts and shall
                 -------------------
               transfer the Receivables in such Additional Accounts to the Trust, in a sufficient amount so that (x) in the case of clause
               (i) above, the Aggregate Principal Balance on such Record Date would have, if the Receivables from such Additional Accounts had been transferred to the Trust on or prior to such Record Date, at least equalled the Minimum Aggregate Principal Balance and (y) in the case of clause (ii) above, Aggregate Principal Balance on such day would have, if the Receivables from such Additional Accounts had been transferred to the Trust on or prior to such day, at least equalled the greater of the amounts described in clauses (ii)(A) and (ii)(B) above. If Seller fails to transfer Receivables as required by the preceding sentence, then the Trustee shall give Seller immediate notice thereof;" and

     (b) Section 2.6(b) shall be deemed to read as follows:

     "(b) In addition to its obligation under subsection 2.6(a), Seller may, but shall not be obligated to, from time to time, designate Additional Accounts to be included as Accounts, so long as after giving effect to such addition no more than 20% of the Receivables, by outstanding balance , will be 30 or more days delinquent."

     (c) the following new clause (d) is added at the end of Section 2.7(b)(iii) of the Agreement:

     "and (d) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal randomly or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience;"

     (d) notwithstanding anything to the contrary in Section 3.2 of the Agreement, the servicing fee payable with respect to each Note Series and the related Collateral Series shall be solely as set forth in the related Indenture Supplement;

     (e) the second paragraph in Section 4.3(e) shall be deemed to read as follows:

               "In the event that the exclusion of the amount of a Credit
             Adjustment from the calculation of the Seller Amount would cause the Seller Amount to be less than the Minimum Seller Amount, Seller shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Excess Funding Account in immediately available funds, in an amount equal to the amount by which the Minimum Seller Amount exceeds the Seller Amount, after giving effect to such exclusion."

     (f) Section 12.2(b),other than the first sentence thereof, shall not be applicable to any Collateral Series.

     In addition, to the extent that the terms of this Series Supplement (directly or as supplemented by any Indenture Supplement) are deemed to be inconsistent with the terms of the Agreement, this Series Supplement shall be deemed to modify or amend the terms of the Agreement solely as applied to each Collateral Series affected by any such inconsistency, as permitted by Section 6.12(c) of the Agreement. Otherwise, as supplemented by this Series Supplement (and the various Indenture Supplements executed form time to time), the Agreement is in all respects ratified and confirmed and the Agreement as so amended and supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

          SECTION 10.  Counterparts.  This Series Supplement may be executed
                       ------------
in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 11.  Governing Law.  This Series Supplement shall be
                       -------------
construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the parties have caused this Collateral Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                   FIRST CONSUMERS NATIONAL BANK,
                                   as Seller and Servicer

                                   By: /s/ John R. Steele
                                      --------------------
                                   Name:  John R. Steele
                                   Title: Treasurer


                                   THE BANK OF NEW YORK,
                                   (successor-in-interest to the corporate trust administration of Harris Trust and Savings
                                   Bank), as Trustee

                                   By: /s/ Greg Anderson
                                      -------------------
                                   Name:  Greg Anderson
                                   Title: Authorized Agent


First Consumers Credit Card Master Note Trust

Collateral Series Supplement Signature Page

                                   EXHIBIT A
                                      to
                         COLLATERAL SERIES SUPPLEMENT

                        FORM OF COLLATERAL CERTIFICATE


No.___________________                               $__________________________


                         FIRST CONSUMERS MASTER TRUST
                            COLLATERAL CERTIFICATE

Evidencing an undivided interest in a trust originated by First Consumers National Bank ("FCNB"), the corpus of which consists of a portfolio of receivables created under charge accounts originated by FCNB and other assets and interests constituting the trust under the Pooling and Servicing Agreement described below.

                  (Not an interest in or obligation of FCNB)

          This certifies that FIRST CONSUMERS CREDIT CARD MASTER NOTE TRUST (the "Certificateholder") is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected charge accounts originated by FCNB and transferred to the Trust, all monies due or to become due with respect thereto and the other assets and interests constituting the Trust pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of February 1, 1999, as amended and supplemented, including by the Collateral Series Supplement, dated as of March 1, 2001 (collectively, the "Pooling and Servicing Agreement"), among FCNB and The Bank of New York (as successor-in-interest to the corporate trust administration of Harris Trust and Savings
Bank), as trustee.

          THIS COLLATERAL CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, FCNB, AND NONE OF THIS CERTIFICATE, THE RECEIVABLES AND THE ACCOUNTS IS INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. THIS COLLATERAL CERTIFICATE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS RESPECTING THE RECEIVABLES, ALL AS MORE SPECIFICALLY SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Collateral Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of its acceptance hereof assents and by which the Certificateholder is bound.

          This Certificate is one of a series of Certificates entitled "First Consumers Master Trust Collateral Certificates" (the "Collateral Certificates"), which represents an undivided interest in the Trust.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature of a duly authorized signatory, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Collateral Certificate to be duly executed under its official seal.

                                        THE BANK OF NEW YORK,
                                        (successor-in-interest to the corporate
                                        trust administration of Harris Trust and Savings Bank), as Trustee



                                        By:____________________________________
                                             Vice President



Attested to:


By:________________________
     Assistant Secretary

Date:______________________

                    Trustee's Certificate of Authentication


          This is one of the Collateral Certificates referred to in the within-mentioned Pooling and Servicing Agreement.



                                        THE BANK OF NEW YORK,
                                        (successor-in-interest to the corporate
                                        trust administration of Harris Trust and Savings Bank), as Trustee



                                        By:_____________________________________
                                                  Authorized Officer